UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Under Rule 14a-12

TRICO MARINE SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

KISTEFOS AS CHRISTEN SVEAAS ÅGE KORSVOLD
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following press release was issued by Kistefos AS on May 12, 2009.

KISTEFOS RESPONDS TO TRICO DEBT EXCHANGE ANNOUNCEMENT

Kistefos Asserts Trico Board and Management Actions

Harm Stockholder Value

Kistefos Urges Stockholders to Vote For Kistefos Nominees and Proposals

OSLO, Norway — May 12, 2009 - Kistefos AS, the largest shareholder of Trico Marine Services, Inc. (NASDAQ: TRMA), an integrated provider of subsea, trenching and marine support vessels and services, today issued the following statement in response to Trico’s exchange of 6.5% convertible debentures for 8.125% convertible debentures, cash and common stock or warrants, announced on May 11:

“Once again, Trico’s Board has called into question its commitment to improving stockholder value for all stockholders through this transaction, which appears to benefit a small group of bondholders with improved terms at the direct expense of Trico’s stockholders, who will suffer significant dilution. We are also gravely concerned that by issuing such a large amount of stock on favorable terms in the face of a proxy contest, Trico’s management may be taking steps to entrench itself by placing shares with select institutions in order to defeat our proposals to elect two Board members and strengthen the company’s corporate governance policies. We can only hope Trico does not take further actions that may obstruct stockholder interests by interfering with the upcoming annual meeting, by manipulating the meeting date or the record date.

“While we are still studying the details of this transaction, it appears that in an effort to remedy the adverse consequences of its over-priced and over-levered acquisitions in 2007 and 2008, the company not only has accepted an increased coupon and a significantly reduced conversion price on the new debentures while securing the debt holders, but has also chosen to substantially dilute its existing stockholders in the process when other, more affordable and less dilutive options could have been pursued. Unfortunately, stockholders seem to have sensed the damage done and appear to have again voted with their feet, resulting in a nearly 30 percent decline in the company’s already depressed stock price this week — the latest blow to Trico’s stockholders, who have already suffered from extremely poor performance and ill-considered management decisions.

“This transaction is yet another example of why we believe stockholders’ interests will be better protected by adding new voices and fresh perspective to the company’s Board. Trico’s stock has declined more than 85 percent in the last year, and actions like this make it clear to us that stockholders deserve Board members that will look out for their best interests. We urge all stockholders to vote for our proposals and independent director nominees at the upcoming annual meeting.”

About Kistefos AS

Kistefos AS is a private investment firm focused on making investments in medium-sized companies. Kistefos typically invests in turnaround opportunities and businesses that experience industry consolidation. Kistefos has holdings in dry cargo-shipping, offshore services and financial services, as well as technology-founded investments and real estate development. Kistefos AS was founded in 1979 and is based in Oslo, Norway.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

KISTEFOS AS, CHRISTEN SVEAAS AND ÅGE KORSVOLD (COLLECTIVELY, THE “PARTICIPANTS”) HAVE MADE A PRELIMINARY FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF A PRELIMINARY PROXY STATEMENT AND AN ACCOMPANYING PRELIMINARY PROXY CARD IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE 2009 ANNUAL MEETING OF THE STOCKHOLDERS OF TRICO MARINE SERVICES, INC. (THE “COMPANY”). SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, ANY ADDITIONAL PRELIMINARY PROXY STATEMENTS AND THE DEFINITIVE PROXY STATEMENT FILED BY THE PARTICIPANTS IN CONNECTION WITH THE 2009 ANNUAL MEETING, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2009 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO THE COMPANY’S STOCKHOLDERS AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT http://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS AND WILL BE CONTAINED IN SUCH PROXY STATEMENTS, AND SCHEDULES 13D AND 14A FILED BY THE PARTICIPANTS AND IN AMENDMENTS THERETO.

Investor Contacts:

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh/Steve Balet

(212) 297-0720

Media Contacts:

The Abernathy MacGregor Group

Tom Johnson/Chuck Burgess/Mike Pascale

212-371-5999

CERTAIN ADDITIONAL INFORMATION REGARDING THE PARTICIPANTS

The participants in the proxy solicitation are Kistefos AS (“Kistefos”), Christen Sveaas and Åge Korsvold (collectively, the “Participants”).

Kistefos is the owner of 3,535,959 shares of the common stock, par value $0.01 per share (the “Common Stock”) of Trico Marine Services, Inc. (the “Company”). These shares represent approximately 21.8% of the Common Stock of the Company computed in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Kistefos has shared voting and dispositive power with Christen Sveaas with respect to these shares.

Kistefos is directly owned 63.2% by Christen Sveaas, 32.3% by Svolder Holding AS, a Norwegian aksjeselskap (stock company), and 4.5% by an entity directly owned by Christen Sveaas. Mr. Sveaas indirectly owns Svolder Holding AS.

As the sole beneficial owner of Kistefos, Christen Sveaas is the beneficial owner of 3,535,959 shares of the Common Stock. These shares represent approximately 21.8% of the Common Stock computed in accordance with Rule 13d-3 of the Exchange Act. Christen Sveaas has shared voting and dispositive power with Kistefos with respect to the shares it owns due to his ownership control of Kistefos.

As of the date of this filing, Mr. Korsvold does not directly own any shares of Common Stock of the Company.

The calculation of the percentages of beneficial ownership of the Common Stock set forth herein is based upon the 16,227,253 shares of Common Stock outstanding as of May 1, 2009, as disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009.

Other than Mr. Korsvold, the Participants have interests in this solicitation from either direct or indirect beneficial ownership of the Common Stock. Messrs. Sveaas and Korsvold may be deemed to have an interest in their nominations for election to the Board of Directors (the “Board”) of the Company by virtue of compensation they will receive from the Company as a director, if elected to the Board.